UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _____________________

                                   FORM 8-K
                            _____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          COMMISSION FILE NO.: 0-32143



                         Date of Report: March 15, 2005



                           INCODE TECHNOLOGIES CORP.
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            (Exact name of registrant as specified in its charter)


               Nevada                                   33-0895699
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     (State of other jurisdiction of                 (IRS Employer
      incorporation or organization                   Identification No.)


    111 Howard Boulevard, Suite 108, Mt. Arlington New Jersey       07856
   -----------------------------------------------------------------------
         (Address of principal executive offices)                (Zip Code)


                                (973) 398-8183
              --------------------------------------------------
              (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Election of Director

On March 15, 2005 Incode Technologies' Board of Directors voted to increase the size of the Board to two members, and to elect Kevin Kreisler to fill the vacancy on the Board. Mr. Kreisler will not be sitting on any committees of the Board, as there are no committees.

Mr. Kreisler is the sole owner of Incandent Capital, LLC. On November 24, 2004 Incandent was party to a merger in which its subsidiary, Incode Corporation, a Delaware corporation, was merged into a subsidiary of Incode Technologies Corp., and Incandent received Series A Preferred Stock convertible into 200,000,000 shares of Incode Technologies common stock.

Mr. Kreisler's wife is the President of Candent Corporation, and is also the beneficial owner of the equity in Candent Corporation. On December 9, 2005 Candent sold to a subsidiary of Incode Technologies certain assets used in the business of operating Internet-based online dating, information, retail, industrial and financial portals. In exchange for those assets, Incode Technologies issued to Candent securities convertible into 27,500,000 shares of common stock of Incode Technologies and covenanted to issue additional shares to Candent if the proceeds from its sale of those initial shares were less than $2,750,000.

                                 EXHIBITS

None.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    INCODE TECHNOLOGIES CORP.
Dated:  March 18, 2005
                                    By:  /s/ James L. Grainer
                                    -----------------------------------------
                                    James L. Grainer, Chief Executive Officer